Exhibit 99.1

ZIOPHARM Oncology Announces Pricing of Public Offering of Common Stock

February 3, 2015

BOSTON, February 3, 2015 — ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today announced that it has priced its previously announced underwritten public offering of common stock consisting of 10,000,000 shares at a public offering price of $8.75 per share. Gross proceeds to ZIOPHARM from this offering are expected to be approximately $87.5 million before deducting underwriting discounts and commissions and estimated offering expenses payable by ZIOPHARM. ZIOPHARM intends to use the net proceeds from the underwritten offering for general corporate and working capital purposes, including clinical development of its pipeline and development of technologies that it has licensed from The University of Texas M.D. Anderson Cancer Center.

J.P. Morgan Securities LLC is acting as sole book-running manager for the offering and BMO Capital Markets Corp. is acting as senior lead manager. Griffin Securities, Inc., Maxim Group LLC and Mizuho Securities USA Inc. are acting as co-managers for the offering. ZIOPHARM has granted the underwriters a 30-day option to purchase up to 1,500,000 additional shares of common stock. The offering is expected to close on or about February 9, 2015, subject to customary closing conditions.

The public offering is being made pursuant to an automatic shelf registration statement on Form S-3ASR previously filed with the Securities and Exchange Commission (the “SEC”), which became automatically effective upon filing. The offering will be made only by means of a prospectus supplement. The final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus may be obtained at the SEC’s website at www.sec.gov or from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company that seeks to acquire, develop and commercialize, on its own or with commercial partners, a diverse portfolio of cancer therapies that can address unmet medical needs through synthetic biology. Pursuant to an exclusive channel agreement with Intrexon Corporation, ZIOPHARM’s technology platform employs Intrexon’s RheoSwitch Therapeutic System® technology to turn on and off, and precisely modulate, gene expression at the cancer site in order to improve the therapeutic index. This technology is currently being evaluated in Phase 2 clinical studies of the immune system cytokine interleukin-12 for the treatment of breast cancer and advanced melanoma. The Company’s synthetic immuno-oncology programs in collaboration with Intrexon also include chimeric antigen receptor T cell (CAR-T) approaches that they have licensed from The University of Texas M.D. Anderson Cancer Center.

Forward-looking Statements

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. In some cases, forward-looking statements by can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” the negative of these words and similar expressions intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the anticipated closing of the public offering; the underwriters’ exercise of their option to purchase additional shares; the Company’s intended use of proceeds; the progress, timing and results of preclinical and clinical trials involving the Company’s drug candidates; the progress of the Company’s research and development programs; and the Company’s estimates of future revenues and profitability. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: risks related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering, including the underwriters’ exercise of their option, whether chimeric antigen receptor T cell (CAR-T) approaches, Ad-RTS-IL-12, DC-RTS-IL-12, palifosfamide, darinaparsin, indibulin, or any of our other therapeutic products will advance further in the pre-clinical or clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether chimeric antigen receptor T cell (CAR-T) approaches, Ad-RTS-IL-12, DC-RTS-IL-12, palifosfamide, darinaparsin, indibulin, and our other therapeutic products will be successfully marketed if approved; whether any of our other therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; the development of, and our ability to take advantage of, the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts:

For more information about ZIOPHARM Oncology, contact:

Lori Ann Occhiogrosso

Director of Corporate Communication

ZIOPHARM Oncology, Inc.

617-259-1987

locchiogrosso@ziopharm.com

David Pitts or Eliza Schleifstein

Argot Partners

212-600-1902

david@argotpartners.com

eliza@argotpartners.com